PRICING SUPPLEMENT NO. 15                                        Rule 424(b)(3)
DATED: August 27, 1997                                       File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:              Floating Rate Notes    Book Entry Notes
$75,000,000                    [x]                    [x]

Original Issue Date: 9/2/97    Fixed Rate Notes       Certificated Notes
                               [_]                    [_]

Maturity Date: 8/29/2000

Option to Extend Maturity:                    No  [x]

                                              Yes [_]   Final Maturity Date:


                                                   Optional         Optional
                            Redemption             Repayment        Repayment
Redeemable On               Price(s)               Date(s)          Price(s)
-------------               ----------             ---------        ---------

N/A                         N/A                    N/A              N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Quarterly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[x]         CMT Rate

Initial Interest Rate: ***                    Interest Payment Period: Quarterly

Index Maturity:  Two Years

Spread (plus or minus): +.10%
----------------------------------

*      Quarterly on the 2nd, commencing December 2, 1997.

**     Quarterly on the 2nd, commencing December 2, 1997.

***    The CMT Rate on August 28, 1997, plus 10 basis points.
       The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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